Exhibit 10.27

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of August 11, 2005 (“Agreement”), by and between Alphatec Spine Inc., a California corporation (“Seller”), Shunshiro Yoshimi (“Buyer”).

WHEREAS, Seller currently owns 200 shares of common stock (“API Common Stock”) of Alphatec Pacific, Inc., a Japanese corporation (“API”);

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, 40 shares of API Common Stock (the “Shares”), which represent 20% of the issued and outstanding shares of API, on and subject to the terms and conditions set forth herein; and

WHEREAS, the Company and Buyer have entered into negotiations concerning this Agreement at the offices of HealthpointCapital, LLC in New York City.

NOW, THEREFORE, in consideration of the mutual promises herein set forth and subject to the terms and conditions hereof, the parties agree as follows:

1.             Sale of Shares.  Upon receipt by Seller of the Purchase Price (as defined below), Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer will purchase, accept and acquire from Seller, the Shares.

2.             Purchase Price.  The aggregate purchase price to be paid by Buyer for the Shares shall be the sum of One Dollar ($1.00) (“Purchase Price”).  The Purchase Price shall be paid by Buyer to Seller upon execution and delivery of this Agreement.

3.             Instruments of Transfer.

(a)           Seller’s Deliveries.  Following receipt of the Purchase Price, Seller shall deliver to Buyer, at Buyer’s request:

(i)            certificates representing the Shares; and

(ii)           such other instrument or instruments of transfer, in such form as shall be necessary or appropriate to vest in Buyer good and marketable title to the Shares.

The date of delivery of the certificates and other items shall be August 11, 2005, or such other date agreed to in writing by the parties hereto (the “Transfer Date”).

(b)           Buyer’s Deliveries.  On or prior to the Transfer Date, Buyer shall deliver to Seller the Purchase Price.

4.             Transfers of Shares.

(a)           Restrictions on Transfers; Permitted Transferees.  Buyer will not, directly or indirectly, offer, sell, assign, pledge, encumber or otherwise transfer any of the  Shares or solicit any offers to purchase or otherwise acquire or make a pledge of any of the Shares except (i) to the Seller or its designee, or (ii) in a Tag-Along Sale, in either case in accordance with this Agreement.

(b)           Permitted Transfers.  None of the restrictions contained in this Agreement with respect to transfers of Shares shall apply with respect to any transfer or assignment by Buyer to his wife or to an entity wholly owned by Buyer or his wife, provided Buyer obtains the prior written consent of the Seller to such transfer or assignment (which consent shall not be unreasonably withheld), and provided further  that such transferee or assignee (a “Permitted Transferee”) shall have executed and delivered to the Seller, as a condition precedent to any acquisition of Shares, an Agreement confirming that such Permitted Transferee takes such shares subject to all the terms and conditions of this Agreement and agrees to be bound by the terms thereof.  API shall not transfer upon its books any of the Shares to any person except in accordance with this Agreement.

(c)           Tag-Along/Drag-Along.

(i)            If Seller proposes in a single transaction or a series of related transactions to sell, dispose of or otherwise transfer (except to an entity controlling, controlled by or under common control with Seller) shares of API Common Stock, Buyer shall have the right to elect to join in such transfer as provided in this Section 4(c).  If the proposed transfer by Seller will result in a Change of Control of API (as hereinafter defined), Buyer shall have (a) the obligation to sell the same proportion (a “Proportionate Share”) of the number of shares of API Common Stock to be sold as the total number of shares of API Common Stock owned by Buyer bears to the total number of shares of API Common Stock, and (b) the right to elect to sell all of the shares of API Common Stock owned by Buyer.

(ii)           Seller, or the person or group of persons (the “Proposed Purchaser”) that proposes to acquire shares of API Common Stock in a transaction subject to this Section 4(c) (the “Tag-Along Sale”), shall notify Buyer of the total number of shares of API Common Stock proposed to be acquired in the Tag-Along Sale and the proposed date of Closing (“Closing Date”) of the Tag-Along Sale.  Buyer shall have seven (7) days after receipt of a notice pursuant to the preceding sentence to make the election he is entitled to make under Section 4(c)(i).  The sale by Buyer shall be at the same price and on the same terms and conditions as the Proposed Purchaser has offered to Seller.  Certificates representing the Shares of API Common Stock to be transferred from Buyer to the Proposed Purchaser pursuant to this Section 4(c), and such other instrument or instruments of transfer, in such form as shall be necessary or appropriate to vest Proposed Purchaser with good and marketable title to such shares, shall be delivered on or before the Closing Date.  Seller shall notify the Proposed Purchaser that the transfer is subject to Section 4(c) and shall ensure that no transfer is consummated without the Proposed Purchaser first complying with this Section 4(c).

(d)           Legend on Certificates.  Each outstanding certificate representing all or a portion of the Shares shall bear a legend stating that any transfer of the shares represented by such certificate is subject to the approval of the Board, which approval shall be granted if any such transfer otherwise complies with the provisions of this Agreement.

5.             Repurchase of Shares.

(a)           Definitions.  For purposes of Section 4 and this Section 5:

(i)            “Board of Directors” means to the board of directors of API.

(ii)           “Change in Control of API” means the date that: (a) any one person, entity or group acquires ownership of capital stock of  API that, together with the capital stock of API already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of API; provided, however, if any one person, entity or group is considered to own more than 50% of the total fair market value or total voting power of the capital stock of API, the acquisition of additional capital stock by the same person, entity or group shall not be deemed to be a Change of Control of API; or (b) any one person, entity or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person, entity or group) assets from API that have a total gross fair market value at least equal to 80% of the total gross fair market value of all of the assets of API immediately prior to such acquisition or acquisitions; provided, however, a transfer of assets by Seller or Parent shall not deemed to be a Change of Control of API if the assets are transferred to (A) a shareholder of API (immediately before the asset transfer) in exchange for or with respect to its capital stock in API, (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by API, (C) a person, entity or group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding capital stock of API, or (D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person, entity or group described in subparagraph (C) above.

(iii)          “Change in Control of Seller” means the date that: (a) any one person, entity or group acquires ownership of capital stock of  Seller or Parent that, together with the capital stock of Seller or Parent already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of Seller or Parent; provided, however, if any one person, entity or group is considered to own more than 50% of the total fair market value or total voting power of the capital stock of Seller or Parent, the acquisition of additional capital stock by the same person, entity or group shall not be deemed to be a Change of Control of Seller; (b) a majority of members of the board of directors of Seller or Parent is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such board prior to the date of the appointment or election; or (c) any one person, entity or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person, entity or group) assets from Seller or Parent that have a total gross fair market value at least equal to 80% of the total gross fair market value of all of the assets of Seller or Parent immediately prior to such acquisition or acquisitions; provided, however, a transfer of assets by Seller or Parent shall not deemed to be a Change of Control of Seller if the assets are transferred to (A) a shareholder of Seller or Parent (immediately before the asset transfer) in exchange for or with respect to its capital stock in Seller or Parent, (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Seller or Parent, (C) a person, entity or group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding capital stock of Seller or Parent, or (D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person, entity or group described in subparagraph (C) above.

(iv)          “Date of the IPO” means the effective date of the IPO.

(v)           “Executive Services Agreement” means the executive services agreement made the date hereof between Seller and Sunshiro Yoshimi.

(vi)          “Exit Date Value” means the Value of the Shares on the date on which a Change of Control of Seller occurs.

(vii)         “Incremental Annual Other Revenues”, at any time of reference, means annualized gross revenues of API from the sale during the three (3) full calendar months prior to such date of reference of orthopedic devices, other than spinal implant devices, in a category whose sale by API has been approved by the Board of Directors.

(viii)        “Incremental Annual Spine Revenues”, at any time of reference, means annualized gross revenues of API from the sale of spinal implant devices during the three (3) full calendar months prior to such date of reference.

(ix)           “IPO” means an underwritten initial public offering of the stock of Seller or Parent.

(x)            “Parent” means Alphatec Holdings, Inc., a Delaware corporation.

(xi)           “Termination Event” means termination, for any reason, of the services of Shunshiro Yoshimi under the Executive Services Agreement.

(xii)          “Termination Event Value” means Value of the Shares on the date a Termination Event occurs.

(xiii)         “Transaction Value” means the amount the owner of the Shares is entitled to receive for such shares in a transaction resulting in the Change of Control of API.

(xiv)        “Value of the Shares” means, at any time of reference, the sum of (i) 60% of Incremental Annual Spine Revenues and (ii) 20% of Incremental Annual Other Revenues..

(b)           Mandatory Repurchase of Shares.

(i)            Seller shall have the right and obligation to repurchase the Shares from Buyer on the first to occur of the following:

(x)            the occurrence of a Termination Event; or

(y)           the occurrence of a Change of Control of Seller

unless a Change of Control of API has previously occurred.

(ii)           In the event Seller has the right and obligation to purchase the Shares pursuant to Section 5(b)(i), and such right and obligation arises as a result of the occurrence of a Change in Control of Seller prior to or simultaneously with a Termination Event, the purchase price of the Shares shall be the Exit Date Value.  The purchase price for the Shares shall be paid not more than thirty (30) days following the Change in Control of Seller.  Certificates representing the Shares, and such other instrument or instruments of transfer, in such form as shall be necessary or appropriate to vest Seller good and marketable title to the Shares, shall be delivered at the same time as the delivery of the purchase price; or

(iii)          In the event that Seller has the right and obligation to purchase the Shares pursuant to Section 5(b)(i), and such right and obligation arises as a result of the occurrence of a Termination Event, the purchase price for the Shares purchased pursuant to Section 5(b)(i) shall be the Termination Event Value.  The purchase price for the Shares shall not be paid until the earlier to occur of (a) a Change of Control of Seller or (b) the fifth anniversary of the Termination Event.  In the event the purchase price is payable upon the occurrence of a Change in Control of Seller, it shall be paid at the same time and in the same form (or forms, and in the same proportion if there is more than one form) as the consideration paid in the transaction resulting in the Change of Control of Seller (or, at the option of Seller, in cash).  In the event that the purchase price is payable upon the occurrence of the fifth anniversary of the Termination Event, it shall be paid in cash.  Certificates representing the Shares, and such other instrument or instruments of transfer, in such form as shall be necessary or appropriate to vest Seller good and marketable title to the Shares, shall be delivered as promptly as possible following the Termination Event, provided that

Buyer may, at his option, deliver such shares into escrow and retain a security interest therein until payment therefore is made.

(c)           Optional Put of Shares.  In the event an IPO occurs prior to a Change of Control of Seller or a Change of Control of API, Buyer may require Seller to repurchase all (but not less than all) the Shares by giving notice of intent to put the Shares.  Such notice shall be given not earlier than one year following the Date of the IPO.

(i)            The purchase price for Shares purchased pursuant to this Section 5(c) shall be the Value of the Shares on the date the notice of intent to put is delivered to Seller.

(ii)           The purchase price for the Shares shall be paid within thirty (30) days of the date of delivery of the notice of intent to put the Shares.  The purchase price may be paid in cash or, at the option of Seller, all or a portion of the purchase price may be paid in shares of the stock of the issuer of the public company created in the IPO valued at the average closing price of such stock on its principal trading exchange on the ten (10) business days following delivery of the notice of intent to put the Shares.  Certificates representing the Shares, and such other instrument or instruments of transfer, in such form as shall be necessary or appropriate to vest Seller good and marketable title to the Shares, shall be delivered at the same time as delivery of the purchase price.

(d)           Additional Agreements.  Notwithstanding anything to the contrary herein contained:

(i)            If there is a Termination for Cause or a voluntary termination of the services of Yoshimi under the Executive Services Agreement prior to August 1, 2006, the Termination Event Value shall be zero.  This Section 5(d)(i) shall not apply in the event that, prior to the termination of the services of Yoshimi, Yoshimi ceases to report to John H. Foster other than as a result of Mr. Foster’s death or disability

(ii)           If  a Change of Control of API occurs prior to a Change of Control of Seller, Seller or its designee shall have the right and obligation to purchase the Shares for their Transaction Value, and in the event that a Termination Event shall have occurred prior to such Change of Control of API, Termination Event Value shall, for purposes of Section 5(b)(iii), mean the Transaction Value.  The purchase price for Shares purchased, or whose value is determined, pursuant to this Section 5(d)(ii) shall be paid at the same time and in the same form (or forms and in the same proportion if there is more than one form) as the consideration paid in the transaction resulting in the Change of Control of API (or at the option of Seller, in cash).  Certificates representing the Shares, and such other instrument or instruments of transfer, in such form as shall be necessary or appropriate to vest Seller or its designee a good and marketable title to the

Shares, shall be delivered as promptly as possible following the Change of Control of API (unless previously delivered pursuant to Section 5(b)(iii).

(iii)          In the event that the business and operations of API are terminated prior to a Change of Control of Seller or a Change in Control of API, Seller shall have no obligation to repurchase the Shares; provided, however, that Buyer shall be entitled to his Proportionate Share of the liquidation value of API, if any.

6.             Representations and Warranties.

(a)           Seller hereby represents and warrants to Buyer as follows:

(i)            Seller is the record and beneficial owner of the Shares, free and clear of all liens, pledges, encumbrances, restrictions, voting agreements, options and claims of any kind, and, upon the execution of this Agreement, the Shares shall be delivered free of any such liens or encumbrances.  The Shares are validly issued, fully paid and non-assessable

(ii)           A Sale by Seller of the Shares is not a violation of the charter and bylaws of API or the laws of Japan.

(iii)          Seller has the full legal right, power and authority to enter into this Agreement and to consummate all of the transactions contemplated hereby.

(iv)          The transfer of the Shares includes the transfer of the right to vote such Shares in accordance with the provisions of the Articles of Incorporation of API, and to receive any and all dividends and distributions accruing to such Shares as of the date hereof.

(v)           This Agreement, when executed and delivered by Seller, constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

(vi)          The execution, delivery and performance of this Agreement by Seller does not and will not conflict with, result in any breach of any provision of or constitute a default under any agreement, obligation or other instrument to which it is a party or by which it is bound.

(vii)         The Shares constitute 20% of the outstanding shares of API.  There are no outstanding options, warrants or other convertible securities or other agreements or instruments outstanding that could dilute the percentage ownership of API represented by the Shares.  No additional shares of API Common Stock will be issued without the consent of Yoshimi.

(b)           Buyer hereby represents and warrants to Seller as follows:

(i)            Buyer has the full legal right, power and authority to enter into this Agreement and to consummate all of the transactions contemplated hereby.

(ii)           This Agreement, when executed and delivered by Buyer, constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

7.             No Reliance by Buyer.  Buyer is fully familiar with the affairs of API and is therefore not relying upon Seller, or any of Seller’s or API’s officers, employees, or other directors or shareholders or any other party for knowledge or information regarding API or the Shares.

8.             Assigns.  This Agreement is personal to each of the parties and may not be sold, transferred, assigned, pledged or hypothecated. Except as otherwise set forth herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

9.             Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

10.           Notices.

(a)           All notices under this Agreement must be in writing and may be given by personal delivery, telex, telegram, private courier service or registered or certified mail.

(b)           A notice is deemed to have been given:

(i)            by personal delivery or private courier service, as of the day of delivery of the notice to the addressee; and

(ii)           by mail, as of the fifth (5th) day after the notice is mailed.

(c)           Notices must be sent to:

(i)            if to Seller, to:

Alphatec Spine Inc.

6110 Corte Del Cedro

Carlsbad, CA 92009

Telecopier: (760) 431-1573

Attention: John H. Foster

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Chrysler Center
666 Third Avenue
New York, New York 10017
Attention:  Stephen C. Curley, Esq.

(ii)           if to the Buyer, to:

Shunshiro Yoshimi

25-7 Asumigaoka, 7 Chome

Midori-ku

Chiba-shi

Chiba-ken

with a copy to:

Jacobson, Mermelstein & Squire, LLP
52 Vanderbilt Avenue
New York, New York 10017
Attention:  Walter C. Squire, Esq.

11.           Applicable Law.  This Agreement shall be governed and construed and interpreted in accordance with the laws of the State of New York without giving effect to its conflicts of laws rules.

12.           Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by arbitration in accordance with the Rules of the American Arbitration Association (“AAA”), before a panel of three (3) arbitrators.  The arbitrators shall be chosen by mutual agreement of Buyer and Seller, or if they cannot agree, by the AAA.  The arbitrators shall be required to apply and shall be bound by applicable New York State and federal law in rendering their decision.  The determination of the arbitration shall be conclusive and binging, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The arbitration shall take place in New York City.  Each party shall bear its own costs incurred in connection with any such arbitration, and the fees and expenses of the arbitrators shall be shared equally by the Buyer and Seller.

13.           Entire Agreement.  This Agreement, together with the other writings delivered in connection herewith, embodies the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and supersedes any prior agreement or understanding between the parties with respect to such subject matter.  This Agreement cannot be amended or terminated orally, but only by a writing duly executed by the parties.

14.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.           Headings.  Headings of the sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALPHATEC SPINE INC.

By:	/s/ John H. Foster
John H. Foster,
Chief Executive Officer

/s/ Shunshiro Yoshimi
Shunshiro Yoshimi